UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 28, 2014

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2014, Xi’an TCH Energy Technology Co., Ltd (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”) entered into an Asset Transfer Agreement (the “Transfer Agreement”) with Qitaihe City Boli Yida Coal Selection Co., Ltd. (the “Seller”), a limited liability company incorporated in China.

The Transfer Agreement provides for the sale to Xi’an TCH of a 15 MW coke oven gas power generation station which has been converted from a 15 MW coal gangue power generation station (the "Transfer Asset") from the Seller. As consideration for the Transfer Asset, Xi’an TCH will pay to the Seller RMB 115,000, 000 (approximately $18,690,677) in the form of the common stock shares of the Company at the average closing price per share of the Stock for the 10 trading days prior to the closing date of the transaction (the "Shares"). The exchange rate between U.S. Dollar and Chinese RMB in connection with the stock issuance is the rate equal to the middle rate published by the People’s Bank of China on the closing date of the assets transfer. The Company will file a Form S-3 Registration Statement to register the resale of the Shares for the Seller.

The Seller and Xi’an TCH have made customary representations, warranties and covenants in the Transfer Agreement. The description contained herein of the terms of the Transfer Agreement does not purport to be complete and the Transfer Agreements will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter-ended June 30, 2014.

On June 28, 2014, Xi’an TCH also entered into a Coal Oven Gas Power Generation Project Lease Agreement (the “Lease Agreement”) with the Seller. Under the Lease Agreement, Xi'an TCH will lease the Transfer Asset to the Seller for RMB 3,000,000 (approximately $487,583) per month, and the term of the lease is from June 28, 2014 to June 27, 2029. The Seller will also provide a RBM 3,000,000 security deposit (without interest) for the lease . Xi’an TCH will transfer the Transfer Asset back to the Seller at no cost at the end of the term of the lease.

The description contained herein of the terms of the Lease Agreement does not purport to be complete and Lease Agreements will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter-ended June 30, 2014.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

The Shares issuable in connection with the transaction described at Item 1.01 of this report on Form 8-K will be issued by the Company in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities pursuant to Regulation S of the Act. The Shares will be issued to non-U.S. persons (as such term is defined in Regulation S) in an offshore transaction relying on Regulation S. The Seller has acknowledged that the Shares to be issued have not been registered under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: July 3, 2014	/s/ David Chong
David Chong, Chief Financial Officer